Exhibit 99.10

Talend’s Continued Evolution Overview of Thoma Bravo Acquisition

2 2 Today’s Announcement • Talend proposed to be acquired by Thoma Bravo in a $2.4 billion transaction • Thoma Bravo is a leading private equity firm • More than 270 software and technology companies acquired representing over $79B of value over last 40+ years • The offer values Talend at $ 2.4 billion or approximately € 2.1 billion • The transaction is expected to close in the second half of 2021

3 3 Strategic Rationale • Intentional strategy to accelerate our business and drive unique and strategic value for our customers and partners » Accelerates our vision and ability to differentiate in the market » Provides access to additional capital, resources, and expertise » Enables us to further our investment in our customer - first mandate » Affords us the ability to invest in key initiatives: x E xpand our capabilities in the cloud x Advance our intelligent Data Fabric platform x Build on our strengths in data governance and quality x Deliver new innovations to establish corporate data trust and health

4 4 Who is Thoma Bravo? • Leading private equity firm with a 40+ year history and a focus on investing in software and technology companies • Thoma Bravo shares our conviction that Talend is poised for tremendous long - term growth, and they have an impressive track record supporting growth - oriented companies like ours: » Provide access to additional capital, resources, and expertise to grow the business » Strong commitment to investing in product innovation and customer service » Deep software expertise (acquired 270 software and technology companies representing over $79 billion of value)

5 5 What it means for you • This is about a change of ownership, not a change in strategy » Same team, focus, and commitment » Increased investment in key initiatives to deliver more value and support your success » Expanded services and product innovations to serve you as a strategic partner and drive meaningful business outcomes

6 6 Next Steps • We currently expect this transaction to be complete in the second half of 2021. In the meantime: » Business as usual » Customers and partners remain our top priority » Continued focused on our day - to - day responsibilities and serving your needs » Ongoing engagement to keep you informed throughout this process » Your opinion matters; reach out anytime with questions

Important Additional Information and Where to Find It

In connection with the proposed acquisition of Talend S.A. ("Talend") by Tahoe Bidco (Cayman), LLC, an exempted company incorporated under the laws of the Cayman Islands ("Parent"), Parent will commence, or will cause to be filed, a tender offer for all of the outstanding shares, American Depositary Shares, and other outstanding equity interests of Talend. The tender offer has not commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of Talend. It is also not a substitute for the tender offer materials that Parent will file with the Securities and Exchange Commission (the "SEC") upon commencement of the tender offer. At the time that the tender offer is commenced, Parent will file tender offer materials on Schedule TO with the SEC, and Talend will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY TALEND'S SECURITY HOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer materials and the solicitation/recommendation statement will be made available to Talend's investors and security holders free of charge. A free copy of the tender offer materials and the solicitation/recommendation statement will also be made available to all of Talend's investors and security holders by contacting Talend at ir@talend.com, or by visiting Talend's website (*www.talend.com*). In addition, the tender offer materials and the solicitation/recommendation statement (and all other documents filed by Talend with the SEC) will be available at no charge on the SEC's website (*www.sec.gov*) upon filing with the SEC. TALEND'S INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE TENDER OFFER MATERIALS AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED BY PARENT OR TALEND WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER. THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER, PARENT AND TALEND.

Forward-Looking Statements

This document contains certain statements that constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the satisfaction of conditions to the completion of the proposed transaction and the expected completion of the proposed transaction, the timing and benefits thereof, as well as other statements that are not historical fact. These forward-looking statements are based on currently available information, as well as Talend's views and assumptions regarding future events as of the time such statements are being made. Such forward looking statements are subject to inherent risks and uncertainties. Accordingly, actual results may differ materially and adversely from those expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the potential failure to satisfy conditions to the completion of the proposed transaction due to the failure to receive a sufficient number of tendered shares in the tender offer; the failure to obtain necessary regulatory or other approvals; the outcome of legal proceedings that may be instituted against Talend and/or others relating to the transaction; the possibility that competing offers will be made, risks associated with acquisitions, such as the risk that transaction may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; as well as those described in cautionary statements contained elsewhere herein and in Talend's periodic reports filed with the SEC including the statements set forth under "Risk Factors" set forth in Talend's most recent annual report on Form 10-K, and any subsequent reports on Form 10-Q or form 8-K filed with the SEC, the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) to be filed by Parent, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Talend. As a result of these and other risks, the proposed transaction may not be completed on the timeframe expected or at all. These forward-looking statements reflect Talend's expectations as of the date of this report. The forward-looking statements included in this communication are made only as of the date hereof. Talend assumes no obligation and does not intend to update these forward-looking statements, except as required by law.